EXHIBIT 32.2

BioAdaptives, Inc

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BioAdaptives Inc. (the Registrant) on Form I0-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the Report), I Robert W. Ellis, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. I350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to James E Keener. and will be retained by BioAdaptives Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 14, 2026

By:	/s/James E. Keener
James E. Keener
Chief Financial Officer
(Principal Financial Officer)